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                                                                      Exhibit 99



                         [ASI PRESS RELEASE LETTERHEAD]



CONTACTS:   Analytical Surveys, Inc.       Pfeiffer High Public Relations, Inc.
            Norman Rokosh                  Geoff High
            Chief Executive Officer        303/393-7044
            nrokosh@anlt.com               geoff@pfeifferhigh.com


                      ASI NAMES NEW CHIEF FINANCIAL OFFICER

SAN ANTONIO, Texas--January 23, 2003 -- Analytical Surveys, Inc. ("ASI") (Nasdaq
SmallCap: ANLT), a provider of customized data conversion and digital mapping services for the geographic information systems (GIS) and related spatial data markets, announced today the appointment of Lori A. Jones to the position of Chief Financial Officer. Ms. Jones' appointment was effective on January 20, 2003.

Ms. Jones has 18 years experience in financial management with both privately held and publicly traded companies, including high growth and start up ventures. She has an extensive background in financial reporting, public and private equity placements, SEC reporting and strategic planning. In her new post, Ms. Jones will oversee financial and administrative functions as ASI continues to provide quality services and expand its product and service offerings to new and existing customers.

A long-term San Antonio resident and active participant in the local business community, Ms. Jones is a graduate of Howard Payne University and holds an MBA in finance from the University of Texas at San Antonio. Ms. Jones also is a Certified Public Accountant.

In announcing the appointment, Norman Rokosh, ASI President and CEO, stated, "Ms. Jones joins ASI at a very exciting time for the Company. While we are clearly focused on delivering quality in the present, we also are planning our future with great anticipation. We welcome Lori to our team at this important time. Her addition will us help us fulfill our current mission and


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move toward new strategic targets. She is a seasoned financial professional and a well-respected local personality who will make a major contribution to ASI as we pursue significant growth opportunities in our core markets."

"ASI is a dynamic organization that is in the midst of pursuing a great growth opportunity," Ms. Jones said. "I'm looking forward to applying my knowledge and experience to help ASI continue to grow its position as a premier provider of data management services in the GIS marketplace."

Analytical Surveys Inc. (ASI) provides technology-enabled solutions and expert services for geospatial data management, including data capture and conversion, planning, implementation, distribution strategies and maintenance services. Through its affiliates, ASI has played a leading role in the geospatial industry for more than 40 years. The Company is dedicated to providing utilities and government with responsive, proactive solutions that maximize the value of information and technology assets. As of January 1, 2003, ASI is headquartered in San Antonio, Texas and maintains facilities in Indianapolis, Indiana and Waukesha, Wisconsin. For more information, visit www.anlt.com.

This press release contains forward-looking statements that involve risks and uncertainties. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. When used in this press release, the words "anticipate," "believe," "estimate," "intend" and "expect" and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, without limitation, the statements regarding the Company's strategy, future sales, future expenses and future liquidity and capital resources. All forward-looking statements in this press release are based upon information available to the Company on the date of this press release, and the Company assumes no obligation to update any such forward-looking statements. The Company's actual results could differ materially from those discussed in this press release. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in Item 1. Business-- "risk factors" and elsewhere in the Company's Annual Report on Form 10-K.

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